As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 33-39873

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASCADE NATURAL GAS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	91-0599090
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)

222 Fairview Avenue North
Seattle, WA 98109
(206) 624-3900

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Haug

Chief Accounting Officer

Cascade Natural Gas Corporation

222 Fairview Avenue North

Seattle, Washington 98109

(206) 624-3900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

C. Kent Carlson

Kirkpatrick & Lockhart Preston

Gates Ellis  LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104-1158

(206) 623-7580

TERMINATION OF REGISTRATION STATEMENT

On April 9, 1991, Cascade Natural Gas Corporation (the “Company “) filed with the United States Securities and Exchange Commission a registration statement on Form S-8 (File No. 33-39873) (the “Registration Statement”).

The offering contemplated by the Registration Statement has terminated.  Pursuant to the undertakings contained in the Registration Statement, the Company is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on August 6, 2007.

CASCADE NATURAL GAS CORPORATION

By:	/s/ Bruce T. Imsdahl
Name: Bruce T. Imsdahl
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of August, 2007.

Signature	Title

/s/ Bruce T. Imsdahl	Chief Executive Officer and Director
Bruce T. Imsdahl	(Principal Executive Officer)

/s/ James E. Haug	Chief Accounting Officer
James E. Haug	(Principal Financial Officer)

/s/ Terry D. Hildestad	Director
Terry D. Hildestad

/s/ Vernon A Raile	Director
Vernon A. Raile

/s/ Paul K. Sandness	Director
Paul K. Sandness

/s/ David L. Goodin	Director
David L. Goodin